Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Hyperdynamics Corporation
Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 dated June 11, 2010, and in the related Prospectus, of our report dated September 29, 2009, relating to the consolidated financial statements for the year ended June 30, 2009 of Hyperdynamics Corporation.

We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

June 11, 2010